Exhibit 99.1

70 E. Long Lake Rd. Bloomfield Hills, MI 48304 www.agreerealty.com FOR IMMEDIATE RELEASE

Agree Realty Collects At Least 99% of Rent For Seven Consecutive Months

Bloomfield Hills, MI, April 1, 2021 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced its progress on March rent collections.

As of March 31, 2021, the Company has received March rent payments from more than 99% of its portfolio. March marks the seventh consecutive month the Company has received at least 99% of all contractual monthly rental obligations.

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. As of December 31, 2020, the Company owned and operated a portfolio of 1,129 properties, located in 46 states and containing approximately 22.7 million square feet of gross leasable area. The Company’s common stock is listed on the New York Stock Exchange under the symbol “ADC”. For additional information, please visit www.agreerealty.com.

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Contact:

Simon Leopold

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190